Exhibit 2

JOINT FILING AGREEMENT

The undersigned parties hereby agree that this Schedule 13D filed herewith relating to the shares of common stock, par value $0.0001 per share, of Talkspace, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each such person.

Date: July 1, 2021

QUMRA CAPITAL II, L.P.

By:	Qumra Capital GP II, L.P., its General Partner

	By:	Qumra Capital Israel I Ltd., its General Partner

		By:	/s/ Erez Shachar
Name: Erez Shachar
Title: Managing Partner

QUMRA CAPITAL GP II, L.P.

By:	Qumra Capital Israel I Ltd., its General Partner

	By:	/s/ Erez Shachar
Name: Erez Shachar
Title: Managing Partner

Qumra Capital Israel I Ltd.

By:	/s/ Erez Shachar
Name: Erez Shachar
Title: Managing Partner

/s/ Erez Shachar
EREZ SHACHAR

/s/ Boaz Dinte
BOAZ DINTE